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MultiPlan Acquires Leading Healthcare Data and Analytics Firm Benefits Science LLC

Ushers in a new era of the company, accelerates launch of new Data & Decision Science service line with a world-class data & analytics platform and team at BST
New York – May 9, 2023 – MultiPlan Corporation (NYSE: MPLN) (“MultiPlan” or the “Company”), a leading provider of technology and data-enabled cost management, payment, and revenue integrity solutions to the U.S. healthcare industry, today announced that it has acquired Benefits Science LLC (“Benefits Science Technologies” or “BST”), a next generation data and advanced analytics company that combines modern data science, including machine learning and artificial intelligence (“AI”), with deep expertise in healthcare to deliver solutions that reduce the cost of care and improve health outcomes.

This acquisition will combine the capabilities of two leaders in the healthcare arena to provide cutting edge, differentiated solutions to customers across a full spectrum of healthcare channels and markets through our new Data & Decision Science service line. The acquisition unites MultiPlan’s 40+ years of experience and institutional knowledge in healthcare cost management and payment accuracy and its rich and expansive claims data with BST’s cutting-edge analytics and AI capabilities. Furthermore, the acquisition of BST strengthens MultiPlan’s foothold in large and fast-growing adjacent markets by unlocking the value of its significant and expanding claims flows for in-network commercial, Medicare Advantage and other government programs, property and casualty, and supplemental insurance markets.

BST’s Software as a Service (“SaaS”) platform adds best-in-class data and analytics capabilities that connect with over 160 carriers, plan administrators, and other healthcare stakeholders. The platform ingests, validates, and stores massive amounts of data with exceptional accuracy, and applies advanced descriptive, predictive, and prescriptive analytics to help employers and their advisors, commercial health plans and government health plans to optimize decision-making and financial and clinical performance.

BST was founded in 2012 by a group of MIT-trained experts in data science, including Dimitris Bertsimas, Ph.D., who is recognized as an early pioneer in healthcare analytics and who serves as the company’s chief data scientist. Dr. Bertsimas will continue with BST post-closing. Today, BST’s machine learning algorithms and AI software help about 75,000 employers to predict future risk and manage health plan decisions.

Key products BST brings to MultiPlan’s new Data & Decision Science service line include:

•Price Transparency – a modern self-service software platform jointly developed with MultiPlan that provides prescriptive analytics and applications to help customers benchmark network performance, optimize network design, and improve competitive positioning. In less than a second, the solution can query over 500 billion records of machine-readable payor and provider pricing data now required by regulation to be made public. The solution will aggregate this vast contracted rate information and enrich it with MultiPlan’s extensive proprietary demographic and affiliate data on 1.3 million contracted providers, pricing technology, and deep clinical billing expertise.

•BenInsights – a modern software platform for employers and their consultants that quickly and accurately aggregates a plan’s data and provides highly flexible financial and clinical reporting and decision tools through a self-service software platform. BenInsights also integrates predictive risk modeling and prescriptive analytics and value-added services, such as benefit plan design and optimization.

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•Risk Analytics & Insights – solutions that complement existing actuarial-based modeling by applying interpretable risk models, risk scoring, and prescriptive analytics for commercial and government health plans. Among other services, risk scoring can seamlessly attach to MultiPlan’s prepayment claims flows to help identify emergent risks by individual, group, or condition, and prescribe financial and clinical program enhancements across a plan sponsor’s organization.

•Other Market Solutions – a group of software solutions for supplemental insurance carriers and stop loss carriers, including digital claiming, digital underwriting, and targeted selling tools, that help improve plan performance and competitive positioning.

“This is a tremendous milestone for MultiPlan. This transaction brings together two leading healthcare technology companies that share a vision of solving healthcare’s most pressing problems,” said Dale White, CEO and President of MultiPlan. “BST’s platform, products and intellectual capital, combined with MultiPlan’s customer reach and expansive claims data will deliver rich, actionable data rapidly and prescriptively to health plans and employers seeking to improve care, avoid cost, and achieve greater return on investment. I am very excited about the significant growth opportunities our new Data & Decision Science service line will generate for MultiPlan.”

“We are excited to join with MultiPlan to drive deployment of data-driven solutions more broadly to the industry,” added Stephen Sofoul, CEO and President of BST. “BST was founded on the belief that data science advancements will increasingly influence decisions made by employers and other risk bearers. Over the past decade, we’ve developed a product portfolio driven by advanced analytics including machine learning algorithms for predicting future risk and artificial intelligence software for managing health plan decisions. Combined now with MultiPlan, we are even better equipped to help our customers improve the quality of care at a lower overall cost.”

Under the transaction agreement, MultiPlan will pay a consideration of $160 million, comprised of $140.8 million in cash and 21.6 million shares of MultiPlan common stock to acquire BST. Additionally, MultiPlan will establish a long-term incentive and retention program pursuant to which BST’s management team is eligible to receive target payments of $66 million over three to five years, subject to ongoing service to MultiPlan and to adjustments based on performance relative to annual recurring revenue targets.

For the full year 2023 on a standalone basis, BST is projected to generate revenues of approximately $16 million with breakeven profitability. MultiPlan expects the acquired company to contribute over $100 million of incremental annual revenues within the next several years and to approach corporate-level profit margins at scale.

Advisors
BofA Securities, Inc. served as financial advisor and Kirkland & Ellis LLP and Simpson Thacher & Bartlett LLP served as legal counsel to MultiPlan for this transaction. Truist Securities acted as the exclusive financial advisor and Latham & Watkins LLP served as legal advisory to BST.

About MultiPlan
MultiPlan is committed to delivering affordability, efficiency and fairness to the US healthcare system by helping healthcare payors manage the cost of care, improve their competitiveness and inspire positive change. Leveraging sophisticated technology, data analytics and a team rich with industry experience, MultiPlan interprets customers’ needs and customizes innovative solutions that combine its payment and revenue integrity, network-based and analytics-based services. MultiPlan is a trusted partner to over 700 healthcare payors in the commercial health, government and property and casualty markets. For more information, visit multiplan.com.

About BST
Founded in 2012 in Boston, MA by MIT-trained data scientists, BST combines world-class technical knowledge and practical experience to harness powerful data-driven insights for the healthcare industry.

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Their experts have extensive industry experience and unique backgrounds at the intersection of analytics, healthcare and software development. BST is unique in the market in its ability to describe what has occurred, predict what’s likely to occur, and prescribe the next best action designed to mitigate future risks.
For more information, visit www.benefitsscience.com
Contacts

Investor Relations
Luke Montgomery, CFA
SVP, Finance & Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Shawna Gasik
AVP, Investor Relations
MultiPlan
866-909-7427
investor@multiplan.com

Media Relations
Pamela Walker
AVP, Marketing & Communication
MultiPlan
781-895-3118
press@multiplan.com

Forward Looking Statements

This press release contains forward-looking statements. These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “forecasts,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts, including MultiPlan’s expectations and beliefs with respect to the acquisition of BST and the impact of such acquisition on MultiPlan. The forward-looking statements are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 and speak only as of the date they are made. Any forward-looking statements that we make herein are not guarantees of future performance and actual results may differ materially from those in such forward-looking statements as a result of various factors. Factors that may impact such forward-looking statements also include the factors discussed under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022; and other factors beyond our control.  Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company’s periodic and other filings are accessible on the SEC’s website at www.sec.gov. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.